Exhibit 10.2

ASSIGNMENT

This Assignment is made as of the 18th day of August, 2011 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Assignor”) to and for the benefit of INLAND DIVERSIFIED EVANS MULLINS OUTLOTS, L.L.C., a Delaware limited liability company (“Assignee”).

Assignor does hereby sell, assign, transfer, set over and convey unto Assignee all of its right, title and interest as Purchaser under that certain Purchase and Sale Agreement dated December 23, 2010, as amended (the “Agreement”) by and between Mullins Crossing, LLC, a Georgia limited liability company and Mullins Crossing Out Parcels, LLC, a Georgia limited liability company (collectively, “Seller”) and Assignor for the sale and purchase of the property commonly known as Mullins Crossing, Evans, Georgia.

Assignor represents and warrants that it is the Purchaser under the Agreement, and that it has not sold, assigned, transferred, or encumbered such interest in any way to any other person or entity.  By acceptance hereof, Assignee accepts the foregoing assignment and agrees, from and after the date hereof, to (i) perform all of the obligations of Purchaser under the Agreement, and (ii) indemnify, defend, protect and hold Assignor harmless from and against all claims and liabilities arising under the Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this instrument as of the date first written above.

ASSIGNOR:

INLAND REAL ESTATE ACQUISITIONS, INC.

an Illinois corporation

By: /s/ Sharon Anderson-Cox

Name: Sharon Anderson-Cox

As Its: Vice President

ASSIGNEE:

INLAND DIVERSIFIED EVANS MULLINS OUTLOTS, L.L.C., a Delaware limited liability company

By:   Inland Diversified Real Estate Trust, Inc., its sole member

By:     /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Its:     President